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                                                                 EXHIBIT (17)(a)
                                                                           PROXY

(LOGO)

                      FIRST AMERICAN INVESTMENT FUNDS, INC.
                                800 NICOLLET MALL
                              MINNEAPOLIS, MN 55402

                                  BALANCED FUND


    PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 7, 2009



      The undersigned appoints Charles D. Gariboldi, Jr., Kathleen L. Prudhomme, Jeffery M. Wilson, and Richard J. Ertel, or any one of them, as proxies of the undersigned, with full power of substitution, to cast all eligible votes held by the undersigned in the Balanced Fund series of First American Investment Funds, Inc. ("FAIF") at a Special Meeting of Shareholders, to be held in Room A on the third floor at 800 Nicollet Mall, Minneapolis, Minnesota 55402, on May 7,
2009, at 2:00 p.m., Central time, and at any adjournment thereof, with all powers the undersigned would possess if present in person. All previous proxies given with respect to the meeting are revoked. Receipt of the Notice of Special Meeting of Shareholders and the accompanying Prospectus/Proxy Statement is hereby acknowledged.


THIS PROXY WILL BE VOTED AS INSTRUCTED ON THE MATTER SET FORTH BELOW. IT IS UNDERSTOOD THAT IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL. UPON ALL OTHER MATTERS THE PROXIES SHALL VOTE AS THEY DEEM IN THE BEST INTERESTS OF BALANCED FUND. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL.

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                                    You are urged to date and sign this proxy and return it promptly. This will save the expense of follow-up letters to shareholders who have not responded.

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                                    Signature(s) and Title(s), if applicable                                    Date

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                                    Signature(s) and Title(s), if applicable                                    Date

                                    NOTE: Please sign exactly as your name appears on this Proxy. When signing in a fiduciary capacity, such as executor, administrator, trustee, attorney, guardian, etc., please so indicate. Corporate and partnership proxies should be signed by an authorized person indicating the person's title.
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THERE ARE THREE WAYS TO VOTE YOUR PROXY. YOUR TELEPHONE OR INTERNET VOTE
AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU
MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

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INTERNET:       Log on to www.proxyonline.com. Make sure to have this proxy card available         --------------
                when you plan to vote your shares.  You will need the control number found in      |   CONTROL  |
                the box at the right at the time you execute your vote.                            |   NUMBER:  |
                                                                                                   |            |
TOUCHTONE       Simply dial toll-free 1-866-437-4672 and follow the automated instructions.        |            |
PHONE:          Please have this proxy card available at the time of the call.                     --------------

MAIL:           Simply sign, date, and complete the reverse side of this proxy card and return it in the postage paid envelope provided.
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TAGID:                                                                    CUSIP:

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PLEASE MARK YOUR VOTE AS IN THIS EXAMPLE. [X]

IT IS UNDERSTOOD THAT IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" ALL ITEMS. UPON ALL OTHER MATTERS THE PROXIES SHALL VOTE AS THEY DEEM IN THE BEST INTERESTS OF BALANCED FUND.

      THIS PROXY WILL BE VOTED AS INSTRUCTED ON THE MATTER SET FORTH BELOW.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL.

      1. APPROVAL OF AGREEMENT AND PLAN OF REORGANIZATION ADOPTED BY FAIF AND FIRST AMERICAN STRATEGY FUNDS, INC. ("FASF") (THE "REORGANIZATION PLAN") PROVIDING FOR (A) THE ACQUISITION OF ALL THE ASSETS OF BALANCED FUND, A SERIES OF FAIF, BY STRATEGY BALANCED ALLOCATION FUND, A SERIES OF FASF, IN EXCHANGE SOLELY FOR SHARES OF STRATEGY BALANCED ALLOCATION FUND, AND STRATEGY BALANCED ALLOCATION FUND'S ASSUMPTION OF ALL THE LIABILITIES OF BALANCED FUND, FOLLOWED BY (B) THE DISTRIBUTION OF THOSE STRATEGY BALANCED ALLOCATION FUND SHARES TO BALANCED FUND'S SHAREHOLDERS IN LIQUIDATION OF BALANCED FUND AND
            (C) BALANCED FUND'S SUBSEQUENT TERMINATION. A VOTE IN FAVOR OF THE REORGANIZATION PLAN WILL BE CONSIDERED A VOTE IN FAVOR OF AN AMENDMENT TO FAIF'S AMENDED AND RESTATED ARTICLES OF INCORPORATION EFFECTING THE FOREGOING TRANSACTIONS.

             FOR                 AGAINST                ABSTAIN
             [ ]                   [ ]                    [ ]

 MARK, SIGN AND DATE YOUR PROXY CARD AND PROMPTLY RETURN IT IN THE POSTAGE-PAID ENVELOPE WE'VE PROVIDED OR RETURN IT TO THE ALTMAN GROUP, 1200 WALL STREET WEST,
               LYNDHURST, NJ 07071, ATTN: TABULATION DEPARTMENT.

   NOTE: IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD

TAG ID:        SCANNER BAR CODE       CUSIP: 318530854, 490,722 - 318929718, 338